EXHIBIT 32

SECTION 1350 CERTIFICATION

        The undersigned certifies pursuant to 18 U.S.C.ss.1350, that:

1.    The accompanying Annual Report on Form 10-K for the period ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the accompanying Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2004	/s/ Scott F. Drill

Scott F. Drill President and Chief Executive Officer (Principal Executive Officer)
Date: March 29, 2004	/s/ Denni J. Lester

Denni J. Lester Vice President, Finance and Chief Financial Officer (Principal Financial Officer)